SUBSIDIARIES OF OSMONICS, INC.

Percentage
Ownership

  100%     VAPONICS, INC.                     A Massachusetts Corp.

  100%     PORETICS CORPORATION               A Delaware Corporation

  100%     OSMONICS ASIA/PACIFIC LTD.         A Kong Kong Corporation

  100%     OSMONICS EUROPA, S.A.              A Switzerland Corp.

  100%     OZONE RESEARCH & EQUIPMENT CORP.   An Arizona Corporation

  100%     GHIA, INC.                         A Nevada Corporation

  100%     AUTOTROL CORPORATION               A Wisconsin Corporation

  100%     NIPPON OSMONICS LTD.               A Japan Corporation

  100%     AUTOTROL S.A.                      A France Corporation

  100%     OSMONICS INTL SALES CORP.          A Virgin Islands Corp.

  100%     MICROL SYSTEMS, LTD.               An England Corporation

  100%     DESALINATION SYSTEMS, INC.         A California Corp.

   50%     NIPPON AUTOTROL K.K.               A Japan Corporation

  100%     AQUAMATIC, INC.                    A Delaware Corporation

  100%     MEMBREX, INC.                      A Delaware Corporation

  100%     MICRON SEPARATIONS, INC.           A New York Corporation

  100%     MICRON SEPARATIONS
           INTERNATIONAL, INC.                A Virgin Islands Corp.